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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-95120, 33-93826, 333-15777, 333-27537 and 333-85241) and S-8
(Nos. 33-44606, 333-01512, 333-12063 and 333-19675) and related Prospectuses of
Aames Financial Corporation of our report dated August 26, 1999 with respect to the consolidated financial statements of Aames Financial Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 1999.

                                        /s/  Ernst & Young LLP

                                        Ernst & Young LLP

Los Angeles, California
September 1, 1999